UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 26, 2014
Date of Report (date of earliest event reported)

LEAPFROG ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31396 (Commission File Number)	95-4652013 (IRS Employer Identification No.)

6401 Hollis Street, Suite 100
Emeryville, California 94608-1463
(Address of principal executive offices) (Zip Code)

(510) 420-5000 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2014, the board of directors (the “Board”) of LeapFrog Enterprises, Inc. (the “Company”), in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, adopted a resolution increasing the total number of directors that constitutes the Board from eight to nine directors, and thereafter elected Steve Youngwood to fill the newly created vacancy on the Board.

In connection with the election of Mr. Youngwood to the Board, the Board affirmatively determined that Mr. Youngwood has no material relationship with the Company and otherwise satisfies the definition of “independent director” under Section 303A.02 of the New York Stock Exchange Listed Company Manual and the independence standards adopted by the Board.

In accordance with the Company’s director compensation arrangements currently applicable to all non-employee directors, Mr. Youngwood will receive an annual cash retainer of $40,000 for serving as a director on the Board and a grant, under the Company’s 2011 Equity and Incentive Plan, of (i) a nonstatutory stock option to purchase shares of the Company's Class A common stock equal in value to $100,000 on the date of grant and (ii) a restricted stock unit award equal in value to $100,000 on the date of grant. In accordance with the Company’s director compensation arrangements, the grant date for such initial grants is anticipated to be July 15, 2014. Vesting of such grants is expected to be as follows: 1/36th of the shares of Class A common stock covered by the nonstatutory stock option shall vest monthly over thirty-six (36) months from the date of such director’s initial election to the Board and 1/3rd of the shares of Class A common stock covered by the restricted stock unit award shall vest on each annual anniversary of the grant date. The Company and Mr. Youngwood will enter into the Company’s standard form of Indemnification Agreement between the Company and a director, the form of which agreement was filed by the Company as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Youngwood and any other person pursuant to which Mr. Youngwood was selected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Youngwood that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On July 2, 2014, the Company issued a press release announcing Mr. Youngwood’s election to the Board. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press release dated July 2, 2014 entitled “LeapFrog Appoints Steve Youngwood to Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.

	By:	/s/ Robert L. Lattuga
Date: July 2, 2014		Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 2, 2014 entitled “LeapFrog Appoints Steve Youngwood to Board of Directors”